EXHIBIT 99.1

Volition Appoints Dr. Ethel Rubin as an Independent Director

Henderson, Nevada, September 30, 2024 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, has appointed Dr. Ethel Rubin to its board of directors, as an independent director, effective September 30, 2024. Dr. Rubin has also been appointed as a member of the Audit Committee and the Compensation Committee.

Dr. Rubin has over 20 years’ experience within the life sciences sector, leading healthcare innovation and commercialization strategies for a wide range of organizations – from early-stage operations to large global corporate businesses.

Early in her career, Dr. Rubin served as Chief Scientific Officer and Operations Officer at BioFortis, Inc. (now Q2 Solutions, a wholly owned subsidiary of IQVIA) and then as Chief Scientific Officer at CSA Medical, Inc. (now Steris Healthcare), where she played a key role in technology development and commercialization. Ethel then moved to Medtronic, plc., where she held multiple leadership roles spanning external innovation, global clinical strategy and medical affairs. Dr. Rubin later took on a role at BioHealth Innovation, Inc. where she currently serves as Head of Ventures, leading a team of strategy and finance consultants who prepare and connect companies with private capital and support the entrepreneurial and investment programs of the National Institutes of Health.

Guy Innes, Interim Chair of Volition, said:

“Dr. Rubin has a vast knowledge and understanding of the life sciences industry and we are delighted to welcome her onto the board at Volition. She has contributed towards the launch of over 25 commercial products, including diagnostics, therapeutics and devices, and has been instrumental in driving collaborations and strategic initiatives. Ethel is ideally placed to support us as we commercialize our epigenetic solutions and scale our operations.”

Commenting on her appointment, Dr. Ethel Rubin said:

“I’m delighted to be joining Volition as an independent director. Nu.Q® - the company’s transformational nucleosome quantification technology - is already commercialized and generating revenue in the animal health sector. The technology has clear potential for clinical utility within human health too, through early detection and monitoring of diseases such as cancer and sepsis. It’s an exciting time for the company and I look forward to supporting Volition’s board and leadership team.”

Volition is developing simple, easy-to-use, cost-effective blood tests to help diagnose and monitor a range of life-altering diseases in both humans and animals. For more information about Volition’s technology go to: www.volition.com.

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help diagnose and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early diagnosis and monitoring have the potential not only to prolong the life of patients, but also improve their quality of life.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in London and Singapore.

The contents found at Volition’s website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor/Debra Daglish, Volition, mediarelations@volition.com  +44 (0)7557 774620

Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, the potential uses, benefits and effectiveness of Volition’s Nu.Q® technology platform. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring market and its rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this press release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™, Capture-PCR™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.

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